FOLEY & LARDNER LLP
                                                               ATTORNEYS AT LAW

                                           777 EAST WISCONSIN AVENUE, SUITE 3800
                September 29, 2005              MILWAUKEE, WISCONSIN  53202-5306
                                                                414.271.2400 TEL
                                                                414.297.4900 FAX
                                                                   www.foley.com



The Arbitrage Funds
650 Park Avenue
New York, NY  10019
Ladies and Gentlemen:

                  We have acted as counsel for you in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of The Arbitrage Funds shares of beneficial interest (such shares of beneficial interest being hereinafter referred to as the "Shares"), in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration statement on Form N-1A; (b) your Declaration of Trust and By-Laws, as amended to date; (c) trustee proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, document and records as we have deemed necessary to enable us to render this opinion.

                  Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

                  We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of said Act.

                                Very truly yours,

                                /s/ Foley & Lardner LLP
                                -----------------------
                                Foley & Lardner LLP







BOSTON                 JACKSONVILLE        NEW YORK            SAN DIEGO/DEL MAR   TAMPA
BRUSSELS               LOS ANGELES         ORLANDO             SAN FRANCISCO       TOKYO
CHICAGO                MADISON             SACRAMENTO          SILICON VALLEY      WASHINGTON, D.C.
DETROIT                MILWAUKEE           SAN DIEGO           TALLAHASSEE         WEST PALM BEACH